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                                                                     EXHIBIT 5.2


                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

                                November 30, 1998




Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland 20817-1109

                   Re: $2,500,000,000 Aggregate Offering Price of Securities of Host Marriott Corporation, HMH Properties, Inc. and certain other Co-Registrants
                        ----------------------------------------

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") (File No. 333-50729) of Host Marriott Corporation, a Delaware corporation ("Host Marriott"), HMH Properties, Inc., a Delaware corporation ("HMH Properties") and the other Co-Registrants (as defined below), as amended through the date hereof pursuant to that certain post-effective amendment thereto filed on November 30, 1998 with the Securities and Exchange Commission (as so amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     You have provided us with the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements and you have provided us with a form of prospectus supplement to the Prospectus for a proposed offering of Series C Senior Notes (the "Series C Prospectus Supplement") which is part of the Registration Statement (the Series C Prospectus Supplement and each other prospectus supplement to the Prospectus, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for
(A) the issuance and sale by Host Marriott of up to $300,000,000 aggregate offering price of: (i) debt securities of Host Marriott consisting of debentures, notes or other evidences of indebtedness (the "Debt
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November 30, 1998
Page 2

Securities"); (ii) shares of common stock of Host Marriott, par value $1.00 per share (the "Common Stock"); (iii) shares of preferred stock of Host Marriott, without par value (the "Preferred Stock"); (iv) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"); and (vi) subscription rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants (the "Subscription Rights") and (B) the issuance and sale by HMH Properties of up to $2,200,000,000 aggregate offering price of debt securities consisting of senior notes (the "HMH Senior Notes").

     The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock, Preferred Stock or Depositary Shares, and that shares of Preferred Stock may be convertible into shares of Common Stock or Debt Securities. The Registration Statement provides that (A) Host Marriott's payment obligations under any series of Debt Securities may be guaranteed by certain of Host Marriott's direct or indirect wholly owned subsidiaries (including HMH Properties and its direct and indirect subsidiaries) which are co-registrants on the Registration Statement (each such subsidiary, a "Co-Registrant," and collectively, the "Co-Registrants"), and (B) that the payment obligation of HMH Properties under any HMH Senior Notes will be guaranteed by Host Marriott and may be guaranteed by one or more of the other Co-Registrants (each entity providing such a guarantee, a "Guarantor" and collectively, the "Guarantors"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights of Host Marriott are referred to herein as the "Host Marriott Offered Securities".

     The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture") between Host Marriott as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among Host Marriott and a financial institution identified therein as the depositary (each, a "Depositary"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among Host Marriott and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     On August 5, 1998, HMH Properties issued under the Registration Statement pursuant to the Prospectus dated June 17, 1998, (i) $1,200,000,000 aggregate principal amount of HMH Senior Notes due 2008 (the "HMH Series A Senior Notes") and (ii) $500,000,000 aggregate principal amount of HMH Senior Notes due 2005 (the "HMH Series B Senior Notes" and, together with the HMH Series A Senior Notes, the "Outstanding HMH Senior Notes"). The Outstanding HMH Senior Notes were, and any other series of HMH Senior Notes which may be offered by HMH Properties under the Registration Statement (the "Unissued HMH Senior Notes") will be, issued pursuant to the indenture dated August 5, 1998 (the "HMH Indenture")
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LATHAM & WATKINS

November 30, 1998
Page 3

by and among HMH Properties, Host Marriott (as Guarantor) and other Co-Registrants (as Guarantor or Subsidiary Guarantors) and Marine Midland Bank, as trustee (the "HMH Indenture Trustee").

     For purposes of this opinion, we have assumed that (i) all proceedings taken and proposed to be taken by Host Marriott in connection with the authorization and issuance of the Host Marriott Offered Securities, (ii) all proceedings taken and proposed to be taken by HMH Properties in connection with the authorization and issuance of the Unissued HMH Senior Notes, and (iii) all the proceedings taken and proposed to be taken by HMH Properties, Host Marriott and each other Co-Registrant in connection with the authorization and issuance of guarantees of Debt Securities or HMH Senior Notes will be timely and properly completed, in accordance with all requirements of applicable Delaware and New York laws, in the manner presently proposed.

     We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of Host Marriott, HMH Properties and the other Co-Registrants as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of Host Marriott, HMH Properties and the other Co-Registrants with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs 1, 2, 5, 6, 8 and 9 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

     1. (a) When Host Marriott and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Host Marriott against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective
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November 30, 1998
Page 4

amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Host Marriott whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of Host Marriott enforceable against Host Marriott in accordance with the terms of the Debt Securities.

     2. (a) When Host Marriott, the Guarantors delivering Guarantees of Debt Securities and the Trustee duly execute and deliver an Indenture and the specific terms of the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture, the Guarantees have been duly executed and delivered and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Host Marriott and such Guarantors against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Guarantees as executed and delivered do not violate any law applicable to any Guarantor delivering a Guarantee or result in a default under or breach of any agreement or instrument binding upon any such Guarantor, and (e) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to any Guarantor delivering a Guarantee, whether imposed by any court or governmental or regulatory body having jurisdiction over each such Guarantor, and (f) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of each Guarantor delivering a Guarantee, enforceable against each such Guarantor in accordance with the terms of the Guarantees.

     3. (a) When the issuance of Common Stock has been duly approved by the Board of Directors of Host Marriott by a resolution in form and content as required by applicable law, and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Common Stock as set forth in Host Marriott's Restated Certificate of Incorporation (the "Certificate") are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Common Stock as set forth in the
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LATHAM & WATKINS

November 30, 1998
Page 5

Certificate does not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott, and (e) assuming that the Common Stock as set forth in the Certificate complies with all requirements and restrictions, if any, applicable to Host Marriott, whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott and (f) assuming that the Common Stock as set forth in the Certificate is then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then, upon issuance and delivery of and payment for such Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock will be validly issued, fully paid and nonassessable. For purposes of this opinion, we have assumed that the total number of shares of Common Stock previously issued or reserved, in addition to the shares of Common Stock to be issued and delivered pursuant to such resolution and Prospectus Supplement, does not exceed the number of shares of Common Stock authorized to be issued under the Certificate.

     4. (a) When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law and duly adopted by the Board of Directors of Host Marriott by a resolution in form and content as required by applicable law and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of any series of Preferred Stock as set forth in the Certificate are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the series of Preferred Stock as set forth in the Certificate does not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott, and (e) assuming that any series of Preferred Stock as set forth in the Certificate complies with all requirements and restrictions, if any, applicable to Host Marriott, whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott and (f) assuming that any series of Preferred Stock as set forth in the Certificate is then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then, upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. For purposes of this opinion, we have assumed that the total number of shares of Preferred Stock previously issued or reserved, in addition to the shares of Preferred Stock to be issued and delivered pursuant to such resolution and Prospectus Supplement, does not exceed the number of shares of Preferred Stock authorized to be issued under the Certificate.

     5. (a) When Host Marriott and the Depositary duly execute and deliver a Deposit Agreement and the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of a Deposit Agreement and have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof
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November 30, 1998
Page 6

in accordance with the terms and provisions of the Deposit Agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Depositary Shares as executed and delivered do not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott, and (e) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to Host Marriott, whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott, and (f) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will constitute valid and binding obligations of Host Marriott, enforceable against Host Marriott in accordance with their terms.

     6. (a) When Host Marriott and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of Host Marriott against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants as executed and delivered do not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to Host Marriott, whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of Host Marriott, enforceable against Host Marriott in accordance with their terms.

     7. (a) When the specific terms of Subscription Rights have been duly established and a certificate bearing such terms (the "Subscription Right Certificate") has been duly executed and delivered by or on behalf of Host Marriott as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Subscription Rights as set forth in the Subscription Right Certificate are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the terms of the Subscription Rights
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November 30, 1998
Page 7

as set forth in the Subscription Right Certificate do not violate any law applicable to Host Marriott or result in a default under or breach of any agreement or instrument binding upon Host Marriott, and (e) assuming that the terms of the Subscription Rights as set forth in the Subscription Right Certificate comply with all requirements and restrictions, if any, applicable to Host Marriott, whether imposed by any court or governmental or regulatory body having jurisdiction over Host Marriott and (f) assuming that the Subscription Rights are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Subscription Rights will be validly issued.

     8. (a) When the specific terms of Unissued HMH Senior Notes have been duly established in accordance with the terms of the HMH Indenture, and such Unissued HMH Senior Notes have been duly authenticated by the HMH Indenture Trustee and duly executed and delivered on behalf of HMH Properties against payment therefor in accordance with the terms and provisions of the HMH Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Unissued HMH Senior Notes as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Unissued HMH Senior Notes as executed and delivered do not violate any law applicable to HMH Properties or result in a default under or breach of any agreement or instrument binding upon HMH Properties and (e) assuming that the Unissued HMH Senior Notes as executed and delivered comply with all requirements and restrictions, if any, applicable to HMH Properties whether imposed by any court or governmental or regulatory body having jurisdiction over HMH Properties and (f) assuming that the Unissued HMH Senior Notes are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Unissued HMH Senior Notes will constitute valid and binding obligations of HMH Properties enforceable against HMH Properties in accordance with the terms of the Unissued HMH Senior Notes.

     9. (a) When the specific terms of the Guarantees and the related Unissued HMH Senior Notes have been duly established in accordance with the terms of the HMH Indenture, the Guarantees have been duly executed and delivered and the related Unissued HMH Senior Notes have been duly authenticated by the HMH Indenture Trustee and duly executed and delivered on behalf of HMH Properties and the Guarantors delivering such Guarantees, against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Guarantees as executed and delivered do not violate any law applicable to any Guarantor delivering a Guarantee or result in a default under or breach of any agreement or instrument binding upon any
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November 30, 1998
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such Guarantor, and (e) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to any Guarantor delivering a Guarantee, whether imposed by any court or governmental or regulatory body having jurisdiction over each such Guarantor, and (f) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of each Guarantor delivering a Guarantee, enforceable against each such Guarantor in accordance with the terms of the Guarantees.

     The opinions set forth in paragraphs 1, 2, 5, 6, 8 and 9 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses contained in
Section 4.4 of the Indenture; and (v) the manner by which the acceleration of Debt Securities or Unissued HMH Senior Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of Host Marriott or any of the Guarantors under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that each of Host Marriott and each such Guarantor has been duly organized and is validly existing under applicable state law, and has the organizational power and authority to issue and sell Debt Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by Host Marriott and the Guarantors and has been duly executed and delivered by Host Marriott and the Guarantors; that the Trustee under such Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of Host Marriott under a Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that Host Marriott has been duly incorporated and is validly existing as a corporation under the laws of the State of
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November 30, 1998
Page 9

Delaware and has the corporate power and authority to issue and sell the Depositary Shares; that the applicable Deposit Agreement has been duly authorized by all necessary corporate action by Host Marriott and has been duly executed and delivered by Host Marriott; that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legally valid, binding and enforceable obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

     To the extent that the obligations of Host Marriott under a Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that Host Marriott has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Warrants; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by Host Marriott and has been duly executed and delivered by Host Marriott; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     To the extent that the obligations of Host Marriott under Subscription Rights may be dependent upon such matters, we assume for purposes of this opinion that Host Marriott has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Subscription Rights; that the Subscription Rights have been duly authorized by all necessary corporate action by Host Marriott, and that the applicable Subscription Right Certificates have been duly executed and delivered by Host Marriott.

     To the extent that the obligations of HMH Properties or any of the Guarantor under the HMH Indenture may be dependent upon such matters, we assume for purposes of this opinion that each of HMH Properties and each such Guarantor has been duly organized and is validly existing under applicable state law, and has the organizational power and authority to issue and sell Unissued HMH Senior Notes or the Guarantees (as applicable); that the HMH Indenture has
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November 30, 1998
Page 10

been duly authorized by all necessary organizational action by HMH Properties and the Guarantors and has been duly executed and delivered by HMH Properties and the Guarantors; that the HMH Indenture Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the HMH Indenture Trustee is duly qualified to engage in the activities contemplated by the HMH Indenture; that the HMH Indenture has been duly authorized, executed and delivered by the HMH Indenture Trustee and constitutes a legally valid, binding and enforceable obligation of the HMH Indenture Trustee, enforceable against the HMH Indenture Trustee in accordance with its terms; that the HMH Indenture Trustee is in compliance, generally and with respect to acting as trustee under the HMH Indenture, with all applicable laws and regulations; and that the HMH Indenture Trustee has the requisite organizational and legal power and authority to perform its obligations under the HMH Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,



                                       /s/ Latham and Watkins